UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2005
___________________________________________________________

IGI, INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

Delaware	001-08568	01-0355758
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

105 Lincoln Avenue
Buena, New Jersey 08310
(Address of Principal Executive Offices) (Zip Code)

(856) 697-1441
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material or Definitive Agreement

      On November 18, 2005, IGI, Inc., a Delaware corporation (the "Company"), entered into an Agreement for Purchase and Sale (the "Agreement") with Bellevue Properties Development Group, L.L.C., a New Jersey limited liability company ("Bellevue"). Pursuant to the Agreement, the Company intends to sell the land on which its facility is located ("Lot 23") and the adjoining property that it owns for an aggregate of $1,825,000, subject to certain conditions, including (i) the satisfactory completion of due diligence by Bellevue and (ii) Bellevue securing the necessary financing. At the Closing of the Agreement, Bellevue shall purchase the referenced real property and enter into a lease agreement with the Company, pursuant to which the Company shall lease back Lot 23 from Bellevue for a period of five years (the "Term") with an option to repurchase Lot 23, inclusive of all improvements located thereon, at the end of the Term.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

	10.1	Agreement for Purchase and Sale, dated November 18, 2005, by and between IGI, Inc. and Bellevue Properties Development Group, L.L.C.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI, INC.

By:	/s/ Frank Gerardi

Frank Gerardi
Chairman & Chief Executive Officer

Date: November 23, 2005

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EXHIBIT INDEX

Exhibit
Number	Description

10.1	Agreement for Purchase and Sale, dated November 18, 2005, by and between IGI, Inc. and Bellevue Properties Development Group, L.L.C.